As filed with the Securities and Exchange Commission on October 14, 2014

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________

DIRECTV
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-4772533 (I.R.S. Employer Identification No.)
__________________

2260 East Imperial Highway
El Segundo, California  90245
(310) 964-5000
(Address, Including Zip Code, and Telephone Number,
 including Area Code, of Registrant’s Principal Executive Offices)

DIRECTV 401(k) Savings Plan
(Full Title of Plan)

Larry D. Hunter, Esq.
General Counsel
DIRECTV
2260 East Imperial Highway
El Segundo, California 90245
(310) 964-5000
(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent For Service)

Copy of communications to:

Michael E. Lubowitz, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	1,000,000 shares	$85.625	$85,625,000.00	$9,949.63
____________________
(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the DIRECTV 401(k) Savings Plan, as amended and restated.  No separate fee is required with respect to the plan interests.

(2)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers additional shares of the registrant’s common stock that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of computing the registration fee and based upon the average of the high and low prices per share of the registrant’s common stock reported in the consolidated reporting system on October 13, 2014.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S−8 is being filed by DIRECTV (the “Company”) to register 1,000,000 shares of common stock, par value $0.01 per share, that may be offered or sold pursuant to the DIRECTV 401(k) Savings Plan (the “Plan”), together with an indeterminate amount of interests in the Plan. The shares being registered pursuant to this Registration Statement are additional securities of the same class as the securities for which Registration Statements on Form S−8 were filed with the Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-8 (File No. 333-163226) on November 19, 2009.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents of Documents by Reference.

The following documents, previously filed by the registrant or the Plan, as the case may be, with the SEC, are hereby incorporated by reference in this Registration Statement:

(a) (i) registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2013, as amended, and (ii) the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2013 (SEC File No. 001-34554);

(b) All other reports filed* by the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above (SEC File No. 001-34554); and

(c) The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A as filed with the SEC on August 27, 2012, including any amendment or report filed for the purpose of updating that description (SEC File No. 001-34554).

* Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The registrant’s Securities Exchange Act file number with the SEC is 001-34554. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the registrant or the Plan file after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

Item 6.           Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”) a Delaware corporation is empowered to indemnify its directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Third Amended and Restated Certificate of Incorporation. Registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Amended and Restated Bylaws. Article VIII Section 1 of the registrant’s amended and restated bylaws provide that registrant shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director or officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

In an action by or in the right of the registrant, Article VIII Section 2 of the registrant’s amended and restated bylaws provide registrant shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

However, the registrant’s amended and restated bylaws provide that (except for proceedings to enforce rights to indemnification) the registrant shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the registrant.

The registrant’s amended and restated bylaws also provide that any director or officer may apply to the Delaware Court of Chancery for indemnification to the extent otherwise permissible under Article VIII Sections 1 and 2 of the registrant’s amended and restated bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in the preceding two paragraphs, as the case may be. Neither a contrary determination in the specific case nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the registrant promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application to the fullest extent permitted by law.

The registrant’s amended and restated bylaws also provide that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding to which such director or officer is made or threatened to be made a party by reason of the fact he or she is or was a director or officer of the registrant, or is or was a director or officer of the registrant serving at the request of the registrant as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, if required by applicable law, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the registrant as authorized in the registrant’s amended and restated bylaws.

The registrant’s amended and restated bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The right to indemnification and advancement of expenses provided by, or granted pursuant to, the amended and restated bylaws, shall vest as to a person when such person first becomes a director or officer entitled to such rights and regardless of when any claim, action, suit or proceeding naming or implicating such person has been initiated.

The registrant’s amended and restated bylaws also provide that the indemnification and advancement of expenses provided by the amended and restated bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the amended and restated certificate of incorporation, the amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

The registrant’s amended and restated bylaws also permit the registrant to purchase and maintain insurance on behalf of any person who is or was a director or officer of the registrant, or is or was a director, officer or employee of the registrant serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the registrant would have the power or the obligation to indemnify such person against such liability. The registrant has purchased directors' and officers' liability insurance covering many of the possible actions and omissions of persons acting or failing to act in such capacities.

The registrant’s amended and restated bylaws also provide that the registrant may, to the extent authorized from time to time by the board of directors of the registrant, provide rights to indemnification and to the advancement of expenses to employees and agents of the registrant similar to those conferred in the amended and restated bylaws to directors and officers of the registrant.

The registrant’s amended and restated bylaws also provide that no amendment, repeal or modification of the indemnification provisions of the registrant’s bylaws, or adoption of any provision inconsistent therewith, shall in any way diminish or adversely affect the rights of any present or former director or officer entitled to indemnification or advancement of expenses under the indemnification provisions of the registrant’s amended and restated bylaws in respect of any occurrence or matter arising, or of any claim, action, suit or proceeding involving allegations of acts or omissions occurring or arising, prior to any such amendment, repeal or modification (regardless of whether any such claim, action, suit or proceeding relating to such acts or omissions, or any proceeding relating to such person's right to indemnification or advancement of expenses, is commenced before or after the time of such amendment, repeal or modification).

Indemnification Agreements.  The registrant has also entered into indemnification agreements with each of the non-executive members of its board of directors. Under the terms of the indemnification agreements, each non-executive director is entitled to the right of indemnification, to the fullest extent permitted by the laws of the State of Delaware, in connection with actions, claims, or other proceedings by reason of the fact that the non-executive director is or was or has agreed to serve at the request of the registrant as a director of the registrant, or by reason of any action alleged to have been taken or omitted in such capacity, with certain stated exceptions. The indemnification is for expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred. The indemnification agreement also provides for the advancement of expenses, establishes the procedure to invoke indemnification, the process for defense of any claim and specific limitations on the indemnification obligations of the registrant.

The above discussion of the Third Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Third Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and the DGCL.

Item 8.           Exhibits.
Exhibit No.	Description
4.1 -	Third Amended and Restated Certificate of Incorporation of DIRECTV (incorporated by reference to Exhibit 3.1 to the Form 8-K of DIRECTV filed August 27, 2012 (SEC File No. 1-34554)).

4.2 -	DIRECTV Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K of DIRECTV filed August 27, 2012 (SEC File No. 1-34554)).
5.1 -
Internal Revenue Service determination letter relating to qualification of the Plan under Internal Revenue Code Section 401, dated August 7, 2014 (filed herewith).
The shares of common stock of the registrant offered and sold pursuant to the Plan are purchased by the Plan administrator in open market transactions.  Because no original issuance securities will be offered or sold pursuant to the Plan, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

23.1 -	Consent of Deloitte & Touche LLP (filed herewith).
24.1 -	Power of Attorney (included as a part of the signature page to this Registration Statement and incorporated by reference herein).
99.1 -	DIRECTV 401(k) Savings Plan (filed herewith).

Item 9.           Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on October 14, 2014.

DIRECTV
(Registrant)

By:	/s/ Larry D. Hunter
Name:	Larry D. Hunter
Title:	General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Hunter and Patrick T. Doyle, or any of them individually, his or her true and lawful attorneys−in−fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post−effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys−in−fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys−in−fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 14, 2014 in the capacities indicated.

Signature	Title

/s/ Michael D. White	Chairman of the Board, President and
Michael D. White	Chief Executive Officer (Principal Executive Officer)
/s/ Patrick T. Doyle	Executive Vice President, Chief Financial
Patrick T. Doyle	Officer
(Principal Financial Officer)
/s/ Steven A. Adams	Senior Vice President, Controller and
Steven A. Adams	Chief Accounting Officer
(Principal Accounting Officer)

Signature	Title
/s/ Neil R. Austrian
Neil R. Austrian	Director

/s/ Ralph F. Boyd, Jr.
Ralph F. Boyd, Jr.	Director

/s/ Abelardo E. Bru
Abelardo E. Bru	Director

/s/ David B. Dillon
David B. Dillon	Director

/s/ Samuel A. DiPiazza, Jr.
Samuel A. DiPiazza, Jr.	Director

/s/ Dixon R. Doll
Dixon R. Doll	Director

/s/ Charles R. Lee
Charles R. Lee	Director

/s/ Peter A. Lund
Peter A. Lund	Director

/s/ Nancy S. Newcomb
Nancy S. Newcomb	Director

/s/ Lorrie M. Norrington
Lorrie M. Norrington	Director

/s/ Anthony J. Vinciquerra
Anthony J. Vinciquerra	Director

THE PLAN.  Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee responsible for the administration of the DIRECTV 401(k) Savings Plan has duly caused this Registration Statement to be signed on behalf of the DIRECTV 401(k) Savings Plan by the undersigned, thereunto duly authorized in the City of El Segundo, State of California, on October 14, 2014.

DIRECTV 401(k) Savings Plan By: DIRECTV 401(k) Savings Plan, Administrative Committee

By:	/s/ Irene McKenna
	Name:	Irene McKenna
	Title:	Member of the Administrative Committee of the DIRECTV 401(k) Savings Plan

EXHIBIT INDEX

Exhibit No.	Description
4.1	Third Amended and Restated Certificate of Incorporation of DIRECTV (incorporated by reference to Exhibit 3.1 to the Form 8-K of DIRECTV filed August 27, 2012 (SEC File No. 1-34554)).
4.2	DIRECTV Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Form 8-K of DIRECTV filed August 27, 2012 (SEC File No. 1-34554)).
5.1
Internal Revenue Service determination letter relating to qualification of the Plan under Internal Revenue Code Section 401, dated August 7, 2014 (filed herewith).
The shares of common stock of the registrant offered and sold pursuant to the Plan are purchased by the Plan administrator in open market transactions.  Because no original issuance securities will be offered or sold pursuant to the Plan, no opinion of counsel regarding the legality of the securities being registered hereunder is required.

23.1	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included as a part of the signature page to this Registration Statement and incorporated by reference herein).
99.1	DIRECTV 401(k) Savings Plan (filed herewith).

13